THIS RESTRICTED STOCK UNIT AWARD SHALL NOT BECOME EFFECTIVE UNLESS AND UNTIL IT IS "ACCEPTED" BY YOU IN THE MANNER DESCRIBED BELOW.

RESTRICTED STOCK UNIT AWARD NOTICE AND AGREEMENT

This Restricted Stock Unit Award Notice and Agreement (this “Agreement”), by and between DOV Pharmaceutical, Inc., a Delaware corporation with an address as set forth on the signature page hereto (the "Company"), and ___________, a resident of ____________ with an address as set forth on the signature page hereto (hereinafter “you” or the “Employee”), is made as of the __ day of _______, 2008, and sets forth the terms and conditions of the award (the “Award”) of restricted stock units (“RSUs”) granted to you under the Company’s 2007 Stock Award and Incentive Plan (the “Plan”).

1. The Plan. This Award is made pursuant to the Plan, the terms and conditions of which are incorporated by reference into this Agreement. Capitalized terms used in this Agreement not otherwise defined herein shall be deemed to have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision.

2. Award. Effective as of the ___day of _________, 2008 (the “Grant Date”), you have been granted ________ RSUs under the Plan. An RSU is an unfunded and unsecured promise to deliver (or cause to be delivered) to you, subject to the terms and conditions of this Agreement, one (1) share of the Company's Common Stock, par value $0.0001 per share (each a “Share” and, collectively, the “Shares”), for each RSU being settled, subject to payment of applicable withholding taxes, as explained in the Plan. Until such delivery, you have only the rights of a general unsecured creditor, and no rights as a shareholder of the Company.

THIS AWARD IS CONDITIONED UPON YOUR EXECUTING THIS AGREEMENT AND RETURNING IT TO THE COMPANY BY THE DATE SPECIFIED BELOW, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT. BY EXECUTING THIS AGREEMENT, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF ALL OF THE TERMS AND CONDITIONS OF THE PLAN AS WELL AS THIS AGREEMENT.

3. Vesting and Delivery; Deferral.

(a) The RSUs will convert into Shares on the date or dates of “vesting” as set forth below in accordance with the requirements of the Plan. RSUs granted hereunder will be settled by delivery of Shares to you. Such settlement shall occur on or after the Vesting Date of each RSU as specified below (each such date, a “Delivery Date”), except settlement shall be deferred in certain cases if elected by you pursuant to this Agreement.

Vesting Date	Number of Shares Vested	Percentage of Total Grant Vested	Settlement Date

While continued active employment is not required in order to receive delivery of the Shares underlying your outstanding RSUs that are vested, all other terms and conditions of this Agreement shall continue to apply to such RSUs, and failure to meet such terms and conditions may result in the termination of this Award, as a result of which no further Shares underlying such vested RSUs will be delivered.

(b)  (i) Except as otherwise expressly provided in this Agreement, as soon as reasonably promptly (but in no case more than thirty (30) business days) after the date specified as the Settlement Date (or any other date delivery of certificates representing the Shares is called for hereunder), the Company shall deliver to you one or more certificates representing the Shares underlying the number or percentage of your then outstanding RSUs with respect to which the Settlement Date (or other date) has occurred (which number of Shares may be rounded to avoid fractional Shares).

(ii) In the discretion of the Committee, in lieu of all or any portion of the Shares otherwise deliverable in respect of all or any portion of your RSUs, the Company may deliver cash, other securities, other Awards or other property, and all references in this Agreement to deliveries of Shares shall be deemed to include such deliveries of cash, other securities, other Awards or other property.

(c) Notwithstanding any other term of this Agreement, in the event you die prior to a Delivery Date, the Shares underlying your then outstanding and vested RSUs shall be delivered to the representative of your estate as soon as practicable after the date of death and after such documentation as may be reasonably requested by the Committee is provided to the Committee. The Committee may adopt procedures pursuant to which you may be permitted to specifically bequeath some or all of your outstanding RSUs under your will to an organization described in Sections 501(c)(3) and 2055(a) of the Code (or such other similar charitable organization as may be approved by the Committee).

(d) Settlement of any RSU will be deferred in certain cases if and to the extent so elected by Employee in accordance with the signature page of this Agreement. At any time that RSUs are treated as deferred compensation subject to Code Section 409A, (i) settlement may not be accelerated in the discretion of the Company (except to the extent permitted under Treas. Reg. § 1.409A-3). Other provisions of this Agreement notwithstanding, under U.S. federal income tax laws and Treasury Regulations (and other applicable guidance) as presently in effect or hereafter implemented, (i) if the timing of any distribution in settlement of RSUs would result in Employee’s constructive receipt of income relating to the RSUs prior to such distribution, the date of distribution will be the earliest date after the specified date of distribution that distribution can be effected without resulting in such constructive receipt; and (ii) any rights of Employee or retained authority of the Company with respect to RSUs hereunder shall be automatically modified and limited to the extent necessary so that Employee will not be deemed to be in constructive receipt of income relating to the RSUs prior to the distribution and so that Employee shall not be subject to any penalty under Section 409A. Any elective deferral will be subject to such additional terms and conditions as the Committee may impose. Please note that, even if you elect to defer settlement, the Company is required to withhold from you Medicare taxes at the applicable minimum statutory rate at such time as the RSUs are no longer subject to a risk of forfeiture upon voluntary termination. Such withholding will be based upon the aggregate Fair Market Value of the Shares underlying the deferred RSUs at the applicable date and will be deducted from your salary in most cases in the payroll period that immediately follows the applicable tax date.

4. Termination of RSUs and Non-Delivery of Shares.

(a) Unless the Committee in its sole discretion determines otherwise, and except as otherwise expressly provided herein, if your employment terminates for any reason or you otherwise are no longer actively employed with the Company, your rights in respect of any RSUs that are then outstanding but not yet vested shall terminate immediately, such RSUs shall cease to be outstanding and no further Shares shall be delivered in respect thereof.

(b) Unless the Committee in its sole discretion determines otherwise, and except as provided in Paragraphs 6 and 7, your rights in respect of all of your outstanding RSUs (whether or not vested) immediately shall terminate, such RSUs shall cease to be outstanding and no further Shares shall be delivered in the event that:

(i) a Forfeiture Event shall have occurred and be continuing;

(ii) you fail to certify, in accordance with such procedures as may be established by the Committee from time to time, that you have complied, or the Committee determines that you in fact have failed to comply in any material respect, with all the terms and conditions of the Plan and this Agreement. On each Delivery Date by accepting the delivery of Shares you shall be deemed to have represented and certified at such time that you have complied with all the terms and conditions of the Plan and this Agreement;

(iii) the Committee in its sole discretion determines that you failed to meet, in any material respect, any obligation you may have under any agreement between you and the Company, or any agreement entered into in connection with your employment with the Company, including, without limitation, the Company’s notice period requirement applicable to you, any offer letter, employment agreement or any shareholders’ agreement to which other similarly situated employees of the Company are a party; or

(vi) as a result of any action brought by you, it is determined that any of the terms or conditions for delivery of Shares in respect of this Agreement are invalid.

5. Repayment. The provisions of Section 10(a) of the Plan (which requires Award recipients to repay to the Company amounts delivered to them if the Committee determines that all terms and conditions of this Agreement in respect of such delivery were not satisfied) shall apply to this Award.

6. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event a Change in Control shall occur and within twelve (12) months thereafter the Company terminates your employment without cause or you terminate your employment for “good reason” as such term is generally understood, all Shares underlying your then outstanding RSUs, whether or not vested, shall be deemed fully vested and delivered.

7. Dividend Equivalents. Each RSU shall include a Dividend Equivalent right. Accordingly, with respect to each of your outstanding RSUs, at or after the time of distribution of any regular cash dividend paid by DOV in respect of a Share the record date for which occurs on or after a Delivery Date, you shall be entitled to receive an amount (less applicable withholding) equal to such regular dividend payment as would have been made in respect of the Share underlying such outstanding RSU. Payment in respect of a Dividend Equivalent right shall be made only with respect to RSUs that are outstanding on the applicable record date.

8. Certain Additional Terms, Conditions and Agreements.

(a) The delivery of Shares is conditioned on your satisfaction of any applicable withholding taxes in accordance with Section 11(d) of the Plan. To the extent permitted by applicable law, the Company, in its sole discretion, may require you to provide amounts equal to all or a portion of any federal, state, local, foreign or other tax obligations imposed on you or the Company in connection with the grant, vesting or delivery of this Award by requiring you to choose between remitting such amount (i) in cash (or through payroll deduction or otherwise) or (ii) in the form of proceeds from the Company’s executing a sale of Shares delivered to you pursuant to this Award. In addition, if you are an individual with separate employment contracts (at any time during and/or after the Company’s fiscal year), the Company may, in its sole discretion, require you to provide for a reserve in an amount the Company determines is advisable or necessary in connection with any actual, anticipated or potential tax consequences related to your separate employment contracts by requiring you to choose between remitting such amount (i) in cash (or through payroll deduction or otherwise) or (ii) in the form of proceeds from the Company’s executing a sale of Shares delivered to you pursuant to this Award (or any other outstanding Awards under the Plan). In no event, however, shall any choice you may have under the preceding two sentences determine, or give you any discretion to affect, the timing of the delivery of Shares or the timing of payment of tax obligations.

(b) Your rights in respect of your RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may reasonably determine to be necessary or advisable.

(c) You understand and agree that by accepting this Award you have agreed to become subject to the Company’s policies in effect from time to time and at any time concerning trading in Stock and hedging or pledging Stock and equity-based compensation or other awards, and confidential or proprietary information, and to effect sales of Shares delivered to you in respect of your RSUs in accordance with such rules and procedures as may be adopted from time to time with respect to sales of such Shares (which may include, without limitation, restrictions relating to the timing of sale requests, the manner in which sales are executed, pricing method, consolidation or aggregation of orders and volume limits determined by the Company). In addition, you understand and agree that you shall be responsible for all brokerage costs and other fees or expenses associated with your Award including, without limitation, such brokerage costs and other fees or expenses in connection with the sale of Shares delivered to you hereunder.

(d) Your participation in the Plan is voluntary. The value of the RSUs is an extraordinary item of compensation. As such, the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(e) The RSUs and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation. You acknowledges and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Committee, in its sole discretion, at any time, provided, however that any outstanding RSUs shall not be materially and adversely affected. The grant of RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of restricted stock RSUs or stock options or benefits in lieu of RSUs or stock options in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of RSUs and vesting provisions.

(f) All certificates representing non-vested Shares shall have endorsed thereon, in addition to any other legends required by applicable securities laws, a legend substantially as follows:

"THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON SALE AND TRANSFER (INCLUDING FORFEITURE) AS SET FORTH IN THE DOV PHARMACEUTICAL, INC. 2007 STOCK AWARD AND INCENTIVE PLAN AND IN THE ASSOCIATED RESTRICTED STOCK UNIT AWARD AGREEMENT, EACH AS AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME. COPIES OF THE PLAN AND AGREEMENT MAY BE OBTAINED FROM DOV PHARMACEUTICAL, INC."

10. Right of Offset. The obligation to deliver Shares under this Agreement is subject to Section 11(f) of the Plan, which provides for the Company’s right to offset against such obligation any outstanding amounts you owe to the Company and any amounts the Committee deems appropriate pursuant to any tax equalization policy or agreement.

11. Modifications and Amendments; Waivers and Consents.

(a) Except as set forth in Section 11(b) below, the terms and provisions of this Agreement may not be modified, amended, renewed, or terminated, nor may any term, condition or breach of any term or condition be waived, except by a writing signed by the Company and you. Any waiver of any term, condition or breach hereof shall not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach

(b) Notwithstanding any other provision of this Agreement, the Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, and the Board may amend the Plan in any respect; provided that, no such amendment shall materially and adversely affect your rights and obligations under this Agreement without your consent; and provided further that the Committee expressly reserves its rights to amend the Agreement and the Plan as described in the Plan. Any amendment of this Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.

12. Non-transferability.

(a) Except as otherwise may be provided in this Paragraph 12 or as otherwise may be provided by the Committee, the limitations on transferability set forth in Section 11(b) of the Plan shall apply to this Award. Any purported transfer or assignment in violation of the provisions of this paragraph 12 or Section 11(b) of the Plan shall be null and void. The Committee may adopt procedures pursuant to which some or all recipients of RSUs may transfer some or all of their RSUs through a gift for no consideration to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the recipient’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, and any other entity in which these persons (or the recipient) own more than 50% of the voting interests.

(b) In addition to the transfer restrictions referred to above, you recognize that federal and state securities laws govern and may restrict your right to sell or otherwise dispose of the RSUs after vesting. You also understand that local non-United States laws may also govern your disposition of Shares if you are located outside of the United States.

13. Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any payments or deliveries due as a result of your termination of employment with the Company may be delayed for six months if you are deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code.

14. Notices. Any notice or other communication to be made, served or given to the Company under or pursuant to the terms hereof shall be in writing and shall be addressed to the Company at the address set forth on the signature page hereto or as otherwise requested by the Company, and any notice to be given to you shall be in writing and addressed to your address maintained from time to time in the employment records of the Company or any affiliate, or at such other address as either party may hereafter designate in writing to the other. Such notice shall be sent by personal delivery or by registered or certified mail, return receipt requested, postage prepaid, or by a nationally known overnight courier (or internationally known courier if sent from outside of the United States), providing written proof of delivery. Any notice sent in the manner set forth above shall be deemed to have been given and received upon receipt if personally delivered, two (2) days after it has been delivered to a nationally (internationally) known overnight courier, and three (3) days after it has been deposited in the United States mail (or other non-United States government-sponsored mail system) if sent by mail. If a notice is delivered otherwise than as set forth above, it shall be deemed to have been given when received. The substance of any notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed.

15. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of both parties hereto and their respective permitted successors, assigns, heirs, beneficiaries and representatives.

16. Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the terms of Section 11(l) of the Plan providing for use of the internal laws of the State of New Jersey in the United States; provided, however, that, insofar as the Company is incorporated under the laws of the State of Delaware in the United States, the General Corporate Law of the State of Delaware (or any successor statute) shall govern those matters that apply to the internal governance of the Company. Furthermore, you hereby irrevocably submit to the co-exclusive jurisdiction of (i) the Superior Court of New Jersey, and (ii) the United States District Court for the District of New Jersey, to resolve any and all issues that may arise out of or relate to this Agreement. THE SECURITIES ISSUED HEREUNDER SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE LAWS. Each of the parties hereto further agrees that service of any process, summons, notice or documents by United States registered mail, return receipt requested, or internationally-known courier, in accordance with the provisions of Section 14 above, shall be effective service of process for any action, suit or proceeding.

17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.

18. Entire Agreement. This Agreement, together with the Notice of Grant and the Plan, collectively constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. If there is any conflict between the provisions of this Agreement and mandatory provisions of the Plan, the provisions of the Plan shall govern. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement or incorporated herein by reference shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

19. Deadline; Acceptance. This Agreement must be executed and delivered to the Company no later than the ___ day of ____, 2008, after which date it shall become null and void. By accepting this Agreement, you are accepting the Award as set forth in this Agreement and agreeing to the terms and conditions hereof, including all provisions of the Plan. You further acknowledge both that you have received a copy of the Plan as well as the fact that a copy of the Plan as filed with the U.S. Securities and Exchange Commission is available for your review at any time.

[Signature page follows]

Sincerely, DOV PHARMACEUTICAL, INC.

By:

Agreed and Accepted:

Name: Address:

Please initial only one:

____ I hereby elect to have my RSUs settled at the Delivery Dates without further deferral (this election will apply if no box is checked).

____ I hereby elect to defer the settlement of my RSUs until the first business day of the year   (date must be after the Stated Vesting Date) (subject to accelerated settlement of the deferred RSUs in certain cases upon a Change in Control and earlier settlement of previously vested RSUs in the event of employee’s termination of employment for any reason, including retirement).

____ I hereby elect to defer the settlement of my RSUs until the termination of my employment for any reason, including retirement (subject to accelerated settlement in certain cases upon a Change in Control).